MARKEL GROUP INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
EFFECTIVE May 18, 2020
1.    Purpose
The purpose of the Plan is to provide Eligible Employees of Markel and each of its Designated Subsidiaries with the opportunity to purchase Stock in Markel, thereby encouraging employees to share in the economic growth and success of the company through Stock ownership.
The Plan is divided into two components: a component that is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code (the "Qualified Plan Component'') and a component that does not constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code (the "Non-Qualified Plan Component"). Markel intends that any ambiguity in the Qualified Plan Component or any Qualified Offering (as defined below) be resolved to effect its intent that the Qualified Plan Component constitute an "employee stock purchase plan" as so defined.
The Plan supersedes and replaces the Markel Corporation 2016 Employee Stock Purchase and Bonus Plan (the “Prior Plan"). No further shares of Common Stock will be purchased under the Prior Plan on or after the effective date of this Plan. However, any Stock Bonus Awards, Special Stock Bonus Awards and Company Incentive Payments under the Prior Plan that are outstanding as of the effective date of the Plan with respect to shares purchased or Loans borrowed under the Prior Plan prior to the effective date of the Plan shall remain outstanding and payable in accordance with the terms and conditions of the Prior Plan. In addition, all Loans under the Prior Plan outstanding as of the effective date of the Plan shall remain outstanding and repayable in accordance with the terms and conditions of the Prior Plan. After settlement or repayment of all such outstanding awards and Loans, the Prior Plan shall terminate.
2.    Effective Date
This Plan shall become effective on May 18, 2020, subject to approval by Markel’s shareholders.
3.    Definitions
3.1    "Account" shall mean the separate bookkeeping account which shall be established and maintained by the Administrator for each Participant for each Offering Period to record the Contributions made on his or her behalf to purchase Stock under the Plan.
3.2    "Administrator" shall mean the Compensation Committee of the Board of Directors of Markel or a duly-authorized delegate.
3.3    "Beneficiary" shall mean the one or more persons designated by the Participant in accordance with the procedures established by the Administrator who is entitled to receive amounts contributed by the Participant and/or act on behalf of the Participant pursuant to section 12.

3.4    "Board" shall mean the Board of Directors of Markel.
3.5    "Change in Control" shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from Markel) of any voting securities of Markel (the "Voting Securities") by any "person or group" (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of Markel, immediately after which such person or group has "Beneficial Ownership" (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of Markel's then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving Markel, unless (A) the shareholders of Markel immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the entity resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, and (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of Markel immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of Markel.
3.6    "Code" shall mean the Internal Revenue Code of 1986, as amended.
3.7    Contributions" shall mean the payroll deductions or, for Non-Qualified Offerings only, and only to the extent provided for in the Non-Qualified Offering by the Administrator, lump-sum payments or other contributions that a Participant contributes to fund the exercise of an Option pursuant to the Offering. Contributions made in currencies other than U.S. Dollars will be converted into U.S. Dollars at the then existing exchange rate as determined by the Administrator.
3.8    "Designated Subsidiary" shall mean a Subsidiary that the Administrator has designated as eligible to participate in the Plan. Unless otherwise provided by the Administrator, Markel Service, Incorporated shall be the only Designated Subsidiary with respect to any Qualified Offering. The Administrator shall designate from time-to-time which Subsidiaries will be eligible to participate in the Plan with respect to any Non-Qualified Offering.
3.9    "Director" shall mean a non-employee member of the Board.
3.10    "Eligible Employee" shall mean each regular full-time and part-time employee of Markel or a Designated Subsidiary, excluding any individual who is classified as an independent contractor in Markel's or a Designated Subsidiary's regular payroll system. With respect to any Qualified Offering, Eligible Employee shall exclude any employee who would own (immediately after the grant of an Option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Markel or any of its Subsidiaries based on the rules set forth in section 423(b)(3) and section 424 of the Code. In addition, with respect to any Qualified Offering, Options will be granted to all Eligible Employees of any corporation whose employees are granted any of such Options by reason of their employment by that corporation, provided that the Administrator may, prior to an Enrollment Period for a Qualified Offering under the Plan and in an identical manner to all employees of every corporation whose employees are granted Options under the Qualified Offering, determine that the Eligible Employees with respect to such Qualified Offering shall not include -

(a)    an employee who has been employed less than 2 years (within the meaning of the Code section 423(b)(4)(A)) (or such lesser period of time as may be determined by the Administrator);
(b)    an employee who customarily is employed (within the meaning of Code section 423(b)(4)(B)) 20 hours or less per week (or such lesser period of time as may be determined by the Administrator);
(c)    an employee who customarily is employed (within the meaning of Code section 423(b)(4)(C)) for not more than 5 months in any calendar year (or such lesser period of time as may be determined by the Administrator);
(d)    an employee who is a highly-compensated employee within the meaning of Code section 414(q) with compensation above a certain level, and/or is an officer or subject to disclosure requirements of section 16(a) of the Exchange Act, or some other sub-category of highly compensated employees above a designated grade level; and
(e)    an employee who is a citizen or resident of a foreign jurisdiction if the grant of an Option under the Plan or Offering to such person is prohibited under the laws of such foreign jurisdiction or if compliance with the laws would cause the Plan or Offering to violate the requirements of Code section 432.
With respect to any Non-Qualified Offering, the Administrator may establish eligibility conditions pursuant to which certain employees of Markel or any Designated Subsidiary may be excluded from participation in such Non-Qualified Offering.
3.11    "Enrollment Period" shall mean, with respect to any Qualified Offering, the period preceding the start of a Qualified Offering during which Eligible Employees may elect to participate in the Plan for such Qualified Offering. The Administrator shall establish the timing and duration of each Enrollment Period for each Qualified Offering. The Administrator may establish procedures for enrolling Eligible Employees or Directors in Non-Qualified Offering Periods in its discretion.
3.12    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
3.13    ''Fair Market Value" as of any date shall mean the closing sales price for a share of Stock as reported on the New York Stock Exchange on such date; provided, if any given day for which the Fair Market Value of a share of Stock is to be determined is not a business day, the Fair Market Value shall be deemed to be the closing sales price for a share of Stock on the most recent business day before such day.
3.14    "Markel" shall mean Markel Group Inc., a Virginia corporation, formerly known as Markel Corporation.
3.15    "Offering" shall mean an offer under the Plan to purchase shares of Stock on a Purchase Date. An Offering may be an Offering under the Qualified Plan Component (a "Qualified Offering") or under the Non-Qualified Plan Component (a ''Non-Qualified Offering").

3.16    "Offering Period" shall mean a period established by the Administrator during which Contributions shall be made pursuant to an Offering under the Plan. Unless otherwise established by the Administrator prior to the beginning of a Qualified Offering, all Offering Periods for Qualified Offerings ("Qualified Offering Periods") shall be approximately the length of a calendar quarter, and shall begin on the first business day of a calendar quarter and shall end on the last business day of the same calendar quarter. Unless otherwise established by the Administrator prior to the beginning of a Non-Qualified Offering, all Offering Periods for NonQualified Offerings ("Non-Qualified Offering Periods") shall be approximately the length of a month, and shall begin on the first business day on or after the sixteenth (16th) day of a calendar month and shall end on the last business day on or before the fifteenth (15th) day of the following calendar month; provided that the first Non-Qualified Offering Period shall begin on July 1, 2020 and end on July 15, 2020. In no event shall any Offering Period exceed twenty-seven (27) months.
3.17    "Option" shall mean a Participant's right to purchase shares of Stock in an Offering under the Plan, in accordance with and subject to the terms of such Offering.
3.18    "Participant" shall mean, for each Offering, an Eligible Employee or Director who has satisfied the requirements set forth in section 7 to participate in such Offering. A Participant who is an Eligible Employee is referred to as an "Employee Participant" and a Participant who is a Director is referred to as a "Director Participant."
3.19    "Participating Employer" shall mean, for each Employee Participant as of any date, Markel or a Designated Subsidiary, whichever employs the Employee Participant as of such date.
3.20    "Payroll Deduction Authorization" shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete and timely file with the Administrator to participate in the Plan for the related Offering Period. The Administrator shall establish rules and procedures relating to how Eligible Employees may submit Payroll Deduction Authorizations (which may include online or electronic enrollment) and the times during which Payroll Deduction Authorizations must be submitted.
3.21    "Plan" shall mean this Markel Group Inc. 2020 Employee Stock Purchase Plan as set forth herein and as hereafter amended from time to time.
3.22    "Purchase Date" shall mean, for each Offering Period, the last day of such Offering Period.
3.23    "Purchase Price" shall mean the price at which shares of Stock shall be purchased in an Offering. For any Qualified Offering, the Purchase Price shall equal the lower of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the first day of the Offering Period or (b) eighty five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date, or such higher percentage(s) as may be determined by the Administrator for such Offering. For any Non-Qualified Offering, the Purchase Price shall equal 90% of the Fair Market Value of a share of Stock on the Purchase Date, or such higher percentage as may be determined by the Administrator for such Offering.
3.24    "Stock" shall mean the Common Stock of Markel, no par value.

3.25    "Subsidiary" shall mean, for purposes of the Qualified Plan Component, a subsidiary corporation of Markel as defined under Code section 424(f), and for purposes of the Non-Qualified Plan Component, any subsidiary of Markel as determined by the Administrator.
4.    Offerings
(a)    Offerings to purchase shares of Stock shall be made to Eligible Employees and Directors in accordance with the Plan from time to time at the discretion of the Administrator. The Administrator will determine the terms of each Offering, which will be set forth in writing (or electronic form), provided that all employees granted Options under a Qualified Offering shall have the same rights and privileges in accordance with the requirements of section 423(b)(S) of the Code. In any Qualified Offering, Options can be granted only to Eligible Employees and only to purchase Stock.
(b)    Directors are only eligible to participate in the Non-Qualified Plan Component and, unless otherwise provided by the Administrator, shall only be eligible to participate in the Non-Qualified Offerings during which they are otherwise scheduled to receive a payment of cash fees for their services on the Board. For any Non-Qualified Offering for which they are eligible, Directors may elect to contribute all or a portion of such fees that they would otherwise receive during such Offering Period toward the purchase of Stock on the Purchase Date for such Offering Period, in accordance with the terms and conditions that otherwise apply to such Offering. The Administrator shall establish the terms for the Directors' participation in any Non-Qualified Offerings for which they may be eligible, provided that the maximum amount that a Director may contribute on an aggregate basis for all Non-Qualified Offerings during any calendar year shall not exceed the total amount of the Director's cash fees for services on the Board for such year.
5.    Shares Available Under the Plan
Subject to adjustment as provided in section 14, a maximum of 125,000 shares of Stock shall be reserved for purchase upon the exercise of Options granted under the Qualified Plan Component, and an additional maximum of 125,000 shares of Stock shall be reserved for purchase upon the exercise of Options granted under the Non-Qualified Plan Component (for a total combined share reserve of 250,000). Shares reserved for issuance under the Qualified Plan Component may not be issued under the Non-Qualified Plan Component, and vice versa. Any shares of Stock which are subject to Options granted as of the first day of an Offering Period, but which are not purchased on the related Purchase Date shall again become available under the applicable Plan component from which the Options were granted. Shares purchased under the Plan will be, at Markel's discretion, either newly issued shares, shares already owned by Markel (treasury stock), or shares purchased for Participants in the open market, or any combination of the foregoing.
6.    Administration
The Administrator shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances. The Administrator also shall have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances and any action taken in accordance with such delegation shall be considered the action of the Administrator. Any person or management committee to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under the Plan shall be final and binding on each Eligible Employee, Director, Participant and on each other person who makes a claim under the Plan based on the rights, if any, of any such Eligible Employee, Director or Participant under the Plan.
7.    Participation
(a)    An Eligible Employee who is eligible to participate in the Qualified Plan Component may become a Participant in the Plan by submitting a properly completed Payroll Deduction Authorization to the Administrator on or before the last day of the Enrollment Period for a Qualified Offering. An Eligible Employee who is eligible to participate in the Qualified Plan Component may not submit a separate Payroll Deduction Authorization for a Non-Qualified Offering unless otherwise provided by the Administrator. An Eligible Employee who is eligible to participate in the Non-Qualified Plan Component (but not the Qualified Plan Component) may become a Participant in the Plan by submitting a properly completed Payroll Deduction Authorization to the Administrator in accordance with the procedures established by the Administrator for a Non-Qualified Offering. Unless otherwise provided by the Administrator, only employees who are Eligible Employees on the first day of an Enrollment Period, and whose employment as an Eligible Employee continues until the start of the related Qualified Offering, may participate in the Qualified Offering. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between Markel and any Designated Subsidiary which is participating in the Qualified Offering or between one Designated Subsidiary participating in the Offering and another Designated Subsidiary participating in the same Qualified Offering.
(b)    In addition, an Eligible Employee who is eligible to participate in the Non-Qualified Plan Component (regardless of whether he or she is also eligible to participate in the Qualified Plan Component) may become a Participant in the Plan by making a lump-sum cash Contribution prior to the Purchase Date for a Non-Qualified Offering in accordance with procedures established oy the Administrator.
(c)    A Payroll Deduction Authorization shall require an Eligible Employee to provide such information and to take such action as the Administrator in its discretion deems necessary or helpful to the orderly administration of the Plan, including specifying (in accordance with section 8) his or her Contributions to purchase shares of Stock pursuant to the Offering. Unless an Employee Participant files a new Payroll Deduction Authorization during a subsequent Enrollment Period, stops his or her Contributions (or otherwise modifies a Payroll Deduction Authorization) in accordance with section 8(c), or terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, he or she will remain a Participant and his or her Payroll Deduction Authorization will continue in effect at the same Contribution rate for future Offering Periods under the Plan as long as the Plan remains in effect. The Administrator may establish procedures (applied on a uniform and nondiscriminatory basis) for enrolling newly hired Eligible Employees or employees who otherwise become Eligible Employee during an Enrollment Period (before the start of the related Offering Period). Otherwise, an Eligible Employee who is hired or who otherwise becomes eligible after the start of an Enrollment Period for an Offering must wait until the Enrollment Period for the next Offering to enroll.

(d)    With respect to Directors, the Administrator shall determine the Enrollment Periods, the form pursuant to which Directors may authorize Contributions of their cash fees for service on the Board for the applicable Non-Qualified Offering Period, and all other terms of the Directors' participation in any Non-Qualified Offering, including whether such authorizations automatically continue for subsequent Non-Qualified Offerings for which the Director may be eligible or whether Directors must submit new authorization forms for each subsequent period.
8.    Contributions
(a)    Contribution Types. Contributions for a Qualified Offering may be made by payroll deduction only. Contributions for a Non-Qualified Offering by Employee Participants may be made either by payroll deduction or in lump sum payments by cash, check, or wire transfer prior to a Purchase Date, in accordance with procedures established by the Administrator. Contributions for a Non-Qualified Offering by Director Participants may be made in accordance with procedures established by the Administrator in accordance with Section 4(b). In addition, the Administrator may establish procedures in accordance with Code section 423(b)(5) pursuant to which any payroll deduction Contributions elected by an Employee Participant for a Qualified Offering that would otherwise exceed the Statutory Limitation set forth in Section 9(c) below or any other limitation under the Qualified Plan Component for such Qualified Offering will be contributed instead to the Participant's Account under the Non-Qualified Plan Component and used to purchase shares of Stock on the Purchase Date for the next Non-Qualified Offering Period ending after the end of the Qualified Offering Period during which such excess Contributions are contributed, and thereafter the Participant's Payroll Deduction Authorization (unless modified in accordance with Section 8(c) below, or unless the Participant terminates employment or otherwise ceases to be an Eligible Employee in accordance with Section 12) will remain in effect for future Non-Qualified Offerings during the same calendar year, subject to and in accordance with the terms of each Non-Qualified Offering (a "Spill-Over Feature"). In no event shall Markel or any Designated Subsidiary make any matching contribution with respect to Participant Contributions under the Plan.
(b)    Payroll Deduction Authorizations. Each Payroll Deduction Authorization made under section 7 shall specify the Employee Participant's Contributions for the Offering, which shall be a percentage of compensation (unless the Administrator determines that Contributions may be designated as a specific dollar amount) which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer's standard payroll policies and practices) during the Offering Period for which such Payroll Deduction Authorization is in effect. For each Offering, the Administrator shall establish the definition of eligible "compensation" from which an Employee Participant's payroll deduction Contributions will be taken, which for any Qualified Offering will be applicable to all Employee Participants in the Offering on an identical basis. The Administrator shall determine the elements of pay to be included in compensation for purposes of a Qualified Offering in compliance with Code section 423 and may change the definition on a prospective basis (provided it shall apply to all Employee Participants on an identical basis). For Director Participants, the Administrator shall determine the form for making Contribution and other terms of each Director Participant's participation in any Non-Qualified Offering for which the Director Participant is eligible in accordance with Section 4(b). In addition, for any Offering, the Administrator may establish uniform rules regarding (i) required minimum Contribution levels and (ii) limitations on the dollar amounts (or percentages of compensation) that may be contributed, provided that all such limitations shall satisfy the requirements of section 423(b)(5) with respect to any Qualified Offering.
(c)    Modifications. An Employee Participant shall have the right to amend his or her Payroll Deduction Authorization after the end of an Enrollment Period to stop the Contributions which he or she previously had authorized for an Offering Period. Any such adjustment to an Employee Participant's Contributions shall be effective as soon as administratively practicable after the Administrator receives the amended Payroll Deduction Authorization. The Employee Participant will be given the choice to receive a cash distribution of his or her accumulated Contributions for such Offering Period (without interest and at the prevailing currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars) or to purchase shares of Stock at the end of the Offering Period with the accumulated Contributions through the date of such adjustment. No payroll deduction Contributions will be taken for future Offering Periods unless the Employee Participant submits a new Payroll Deduction Authorization during a subsequent Enrollment Period in accordance with section 7. Unless otherwise provided for by the Administrator with respect to an Offering, an Employee Participant shall not otherwise have the right to increase, decrease or reduce the payroll deduction Contributions which he or she previously had authorized for an Offering Period after the end of the Enrollment Period for such Offering Period. The Administrator may establish procedures and deadlines by which Employee Participants must make such amendments to a Payroll Deduction Authorization. The ability of Director Participants to modify Contributions for a Non-Qualified Offering after the Contribution has been authorized shall be determined in accordance with procedures established by the Administrator. Unless otherwise provided by the Administrator, an Eligible Employee or Director may not modify or rescind a lump-sum Contribution election after it has been submitted.
(d)    Account Credits, General Assets and Taxes. All payroll deduction Contributions made for an Employee Participant shall be credited to his or her Account as of the payday as of which the deduction is made. All other Contributions shall be credited to a Participant's Account in accordance with procedures established by the Administrator. All Contributions shall be held by Markel, by Markel's agent or by one, or more than one, Designated Subsidiary (as determined by the Administrator) as part of the general assets of Markel or any such Designated Subsidiary, and each Participant's right to the Contributions credited to his or her Account shall be those of a general and unsecured creditor. No interest or earnings shall be credited to a Participant's Account. All payroll deduction Contributions shall be taken on an after-tax basis. Unless otherwise provided by the Administrator, statements of purchase activity within a Participant's Account (other than year-end Account statements, which will be mailed to Participants unless a Participant has consented to electronic delivery) will be made available to the Participant online or, if requested by a Participant, mailed to the Participant at the Participant's address on file with the Plan.
9.    Granting of Option
(a)    General Rule. Subject to the remaining provisions of this section 9, each person who is a Participant for an Offering Period automatically shall be deemed to have been granted an Option to purchase the number of whole and fractional shares of Stock as may be purchased with the Contributions credited to the Participant's Account during the applicable Offering Period. Notwithstanding the foregoing, the maximum number of shares of Stock that may be purchased by any Participant during any Qualified Offering shall not exceed fifty (50) shares, subject to adjustment under section 14 of the Plan, or such other maximum number of shares as the Administrator may establish for a particular Qualified Offering. Fractional shares may be purchased and will be combined with subsequent purchases of Stock to make whole shares where possible. Subject to the Spill-Over Feature procedures described in Section 8(a) above, any Contributions accumulated in a Participant's Account which, for any reason, are not used to purchase shares of Stock will be returned to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) and shall not be carried over to the next Offering.
(b)    Option Terms. Each such Option shall be exercisable only in accordance with the terms of the Plan and the applicable Offering pursuant to which the Option has been granted.
(c)    Statutory Limitation. No Option granted under the Qualified Plan Component to any Eligible Employee shall permit his or her rights to purchase shares of Stock under the Qualified Plan Component or under any other "employee stock purchase plan" (within the meaning of section 423 of the Code) of Markel or any of its Subsidiaries (within the meaning of section 424(f) of the Code) to accrue (within the meaning of section 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such Stock for any calendar year (the "Statutory Limitation"). Such Fair Market Value shall be determined as of the first day of the Offering Period for which the Option is granted.
(d)    Insufficient Available Shares. If the number of shares of Stock available for purchase for any Offering Period is insufficient to cover the number of shares which Participants have elected to purchase, then each Participant's Option to purchase shares of Stock for such Offering Period shall be reduced to the number of shares of Stock which the Administrator shall determine by multiplying the number of shares of Stock available for Options for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an Option under section 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which Options would have been granted to all Participants under section 9(a) if sufficient shares were available.
10.    Exercise of Option
Unless an Employee Participant files an amended Payroll Deduction Authorization to stop Contributions and chooses a cash distribution under section 8(c), or terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, or unless a Director Participant ceases to be a member of the Board pursuant to Section 12, in each case on or before the Purchase Date for an Offering Period for which he or she has made Contributions, his or her Option shall be exercised automatically on such Purchase Date for the purchase of as many whole and fractional shares of Stock as the balance credited to his or her Account as of that date and will purchase at the Purchase Price for such shares of Stock. Unless otherwise provided by the Administrator for a particular Offering, (i) the minimum amount of Contributions an Employee Participant can make in the form of payroll-deduction Contributions for any payroll period shall be fifty U.S. Dollars ($50) and the minimum amount of Contributions a Participant can make in the form of a lump-sum payment shall be one thousand U.S. Dollars ($1,000) (or, in either case, the equivalent amount in any foreign currency, converted into U.S. Dollars at the currency exchange rate as determined by the Administrator), and any Contributions below such amount shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable following the end of such Offering Period); and (ii) the maximum amount of Contributions an Employee Participant can make in the form of payroll-deduction Contributions for any payroll period shall be twenty-five thousand U.S. Dollars ($25,000) and the maximum amount of Contributions a Participant can make in the form of a lump sum payment shall be one hundred and fifty thousand U.S. Dollars ($150,000) (or, in either case, the equivalent amount in any foreign currency, converted into U.S. Dollars at the currency exchange rate as determined by the Administrator), and subject for Director Participants to the limit set forth in Section 4(b) above, and any excess above such amounts as of the Purchase Date for such Offering shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies ocher than U.S. dollars determined by the Administrator) as soon as administratively practicable after the end of the Offering Period. The Administrator may establish additional limits (in accordance with Section 423(b)(5) for any Qualified Offering) on the amount that any Participant may contribute during any Offering Period.
11.    Delivery of Shares; Holding Period.
Whole and fractional shares of Stock purchased upon the exercise of an Option under the Plan may be registered in book entry form or represented in certificate form and shall be held for the Participant in an investment account maintained by the Plan's third-party custodian. The shares of Stock in a Participant's investment account shall be registered in the Participant's name. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an Option until such Option has been exercised and the related shares of Stock have been registered in the Participant’s investment account. The Administrator may impose restrictions on the sale or transfer of shares held in a Participant's investment account in accordance with Code section 423 with respect to any shares of Stock purchased under the Qualified Plan Component. Unless otherwise provided by the Administrator, (i) any shares of Stock purchased upon exercise of an Option under the Qualified Plan Component (w) may not be sold or disposed of by a Participant prior to the first anniversary of the Option exercise date, and (x) may not be transferred out of the Participant's investment account prior to the second anniversary of the Option grant date (the "Qualified Plan Holding Period"); and (ii) any shares of Stock purchased upon exercise of an Option under the Non-Qualified Plan Component (y) may not be sold or disposed of by a Participant prior to the first anniversary of the Option exercise date, and (z) may not be transferred out of the Participant's investment account prior to the first anniversary of the Option exercise date (the "Non-Qualified Plan Holding Period" and, together with the Qualified Plan Holding Period, the "Holding Period"). After the Holding Period expires with respect to any shares of Stock held in a Participant's investment account, such shares may be transferred to the Participant or to a brokerage account designated by the Participant upon the Participant's request and as directed by the Participant. The Administrator may establish additional procedures for or restrictions on the sale or transfer of fractional shares of Stock. Any fees associated with the sale or transfer of any shares shall be borne by the Participant.
12.    Termination of Employment or Other Service; Death
If an Employee Participant's employment with Markel or with a Designated Subsidiary or if a Director Participant's service on the Board terminates before the Purchase Date for an Offering Period for any reason whatsoever (including death but in such case only if the Administrator has timely notice of such death), then his or her Account shall be distributed to the Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable after the date his or her employment or Board service terminates. If an Employee Participant otherwise ceases to be an Eligible Employee with respect to an Offering on or before the Purchase Dace with respect to such Offering, the Employee Participant’s aggregate Contributions for such Offering shall be distributed to the Employee Participant in cash (without interest and at the currency exchange rate of conversion for Contributions made in currencies other than U.S. dollars determined by the Administrator) as soon as administratively practicable after the date he or she ceases to be eligible. Payment shall occur as soon as administratively practicable (and in any event by no later than the March 15th following the end of the applicable Offering Period) and shall be made to the Participant or (in the case of the Participant's death) to the Beneficiary or estate if no Beneficiary is selected. However, if an Employee Participant is transferred directly between Markel and a Designated Subsidiary participating in an Offering or between one Designated Subsidiary participating in an Offering and another Designated Subsidiary participating in the same Offering, his or her employment shall not be treated as having terminated merely because of such transfer. In the case of a leave of absence, the Administrator shall have the authority to determine if and when an Employee Participant's employment has terminated in its sole discretion.
13.    Transferability
Neither the balance credited to a Participant’s Account nor any rights to the exercise of an Option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed or in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by an Employee Participant to cease future Contributions and withdraw the balance credited to his or her Account in accordance with section 8(c).
14.    Adjustment
The number of shares of Stock covered by outstanding Options granted pursuant to the Plan, the related Purchase Price, the number of shares of Stock available under each component of the Plan, the maximum limitation on shares purchasable during an Offering Period, and any other similar terms shall be adjusted by the Board in an equitable manner to reflect any Stock split, Stock dividend or other similar change in the capitalization of Markel without the receipt of consideration by Markel. An adjustment made under this section 14 by the Board shall be conclusive and binding on all affected persons.
15.    Amendment or Termination
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of Markel's shareholders to the extent such approval is required under section 423 of the Code, other applicable law or stock exchange listing requirements. The Board also may terminate the Plan, or any Offering made under the Plan at any time.

16.    Change in Control
In the event of a Change in Control, (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue outstanding Options or may substitute similar options for outstanding Options (with respect to Options granted under the Qualified Plan Component, in accordance with Code section 424), or (ii) otherwise, all outstanding Options under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control by causing all amounts credited to each Participant's Account to be applied to purchase as many shares of Stock pursuant to the Participant's Option as possible at the Purchase Price, subject to the limitations set forth in the Plan. The Administrator shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their Contributions and receive a cash distribution of their Accounts prior to the effective date of such Change in Control.
17.    Acquisitions and Dispositions
The Administrator may, in its sole and absolute discretion, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of a controlling interest in another company or business by a stock acquisition, merger, reorganization or purchase of assets and, notwithstanding anything in the Plan to the contrary, may provide for special Purchase Dates for Employee Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of Markel, which Offering Periods and Purchase Dates granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate under the circumstances.
18.    Indemnity
Markel shall, consistent with applicable law, indemnify members of the Administrator from any liability, loss or other financial consequence with respect to any act or omission relating to his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties.
19.    Notices
All Payroll Deduction Authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such authorizations and communications.
20.    Employment
No offer under the Plan shall constitute an offer of employment, and no acceptance of an offer under the Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Markel or any subsidiary of Markel, including a Designated Subsidiary.

21.    Payment of Expenses Related to Plan
The cost, if any, for the delivery of shares of Stock to a Participant or commissions upon the sale of Stock shall be paid by the Participant using such service. Other expenses associated with the Plan, if any, at the discretion of the Administrator, will be allocated as deemed appropriate by the Administrator.
22.    Optionees Not Stockholders
Neither the granting of an Option to an employee, nor the deductions from his or her pay shall cause such employee to be a shareholder of the Stock covered by an Option until such shares of Stock have been purchased by and issued to him or her.
23.    Taxes
As a condition of participation in the Plan, a Participant shall make such arrangements as Markel or the Participating Employer may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax withholding, and any other required deductions or payments that may arise in connection with the grant or exercise of an Option under the Plan or the sale or disposition of any shares of Stock acquired upon exercise thereof. Markel shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.
24.    Compliance with Applicable Law
No Options may be exercised to any extent unless the shares of Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan.
25.    Code Section 409A
Options granted under the Non-Qualified Plan Component are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception or compliant with Section 409A of the Code and any ambiguities will be construed and interpreted in accordance with such intent.
26.    Headings, References and Construction
The headings to sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (section) in the Plan shall be to sections (section) of the Plan. This Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Markel has caused this instrument to be duly executed in its name and on its behalf as of the date set forth below.
                    MARKEL
By:    /s/ Linda V. Schreiner
Name: Linda V. Schreiner
Title: Senior Vice President, Strategic Management
Date: 15 May 2020